EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Drills 100.6 metres of 1.06 g/t Gold at Lookout Mountain

Advances South Eureka and Butte Highlands Projects

Coeur d’Alene, Idaho – November 15, 2010 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to report on the progress and results of its drilling and metallurgical testing at its South Eureka Property, a sediment-hosted gold project located in the prolific Battle Mountain Eureka Trend in Nevada. Upon the Bureau of Land Management’s final approval of Timberline’s Plan of Operation in September 2010, the Company proceeded with its planned $2.2 million exploration program.

Over 12,000 feet (3,658 metres) of Reverse Circulation (RC) drilling has been completed and assay results have been received for four holes, with seven additional holes currently in the lab.

Significant drill intercepts include:

Hole ID	From Feet (ft) Metres (m)	To Feet (ft) Metres (m)	Length Feet (ft) Metres (m)	Gold Grade*	NaCN Recovery
BHSE-035	265 ft 80.8 m	595 ft 181.4 m	330 ft 100.6 m	0.031 opt 1.06 g/t	85%
BHSE-034	130 ft 39.6 m	165 ft 50.3 m	35 ft 10.7 m	0.092 opt 3.15 g/t	Sulfide
Including	135 ft 41.1 m	140 ft 42.6 m	5 ft 1.5 m	0.463 opt 15.86 g/t	Sulfide
BHSE-034	220 ft 67.1 m	290 ft 88.4 m	70 ft 21.3 m	0.016 opt 0.55 g/t	78%
BHSE-032	140 ft 42.7 m	165 ft 50.3 m	25 ft 7.6 m	0.196 opt 6.71 g/t	Sulfide
Including	140 ft 42.7 m	150 ft 45.7 m	10 ft 3.0 m	0.430 opt 14.73 g/t	Sulfide
BHSE-032	270 ft 82.3 m	530 ft 161.5 m	260 ft 79.2 m	0.020 opt 0.69 g/t	75%
BHSE-032	530 ft 161.5 m	695 ft 211.8 m	165 ft 50.3 m	0.027 opt 0.93 g/t	Sulfide
BHSE-030	0 ft 0 m	65 ft 19.8 m	65 ft 19.8 m	0.013 opt 0.45 g/t	95%

*Troy ounces per ton (opt) and Grams per tonne (g/t)

Additionally, seven core holes have been completed, and the core from four of those holes has been submitted to Kappes, Cassiday & Associates (KCA) in Reno, Nevada for metallurgical testing.  The core samples from the remaining three holes will be submitted to KCA this week, and assay results from all of these holes will be reported when the testing and assays have been completed.

Paul Dircksen, Timberline’s Executive Chairman and Vice-President of Exploration stated, “We are very pleased with the progress and results at our Lookout Mountain Project on the South Eureka Property -   particularly considering our very late start due to permitting requirements.  Our on-site staff and contractors are to be commended for the rapid advancement of this project. All four holes for which assays have been received are infill drill holes targeting open zones of mineralization or aiming to better define high grade mineralization. The assay results are consistent with our projections, and we are especially pleased with the results from hole BHSE-035 which indicates a broader zone of better grade gold with exceptional metallurgy.  Furthermore, all drilling and assay results to date support the geologic model for our resource estimate, including the sulfide intervals that establish continuity of the higher-grade sulfide mineralization.”

Mr. Dircksen added, “Our NaCN shake test results confirm the positive metallurgical characteristics of the oxide mineralization which support our view that the operation may be able to process run-of-mine material without the added cost of crushing or grinding the ore.  With a grade that is on par with many other sediment-hosted gold deposits in Nevada, metallurgical characteristics amenable to a low-cost heap leach operation, and gold prices at historical levels, we see significant value coming from this project.”

Timberline is aggressively pursuing the objectives of its exploration program at South Eureka which include:

•

7,500 foot (2,286 metre) core drill program focused primarily on obtaining core for process metallurgical scoping studies;

•

30,000 foot (9,144 metre) Reverse Circulation (RC) drill program directed primarily at in-fill and resource definition drilling necessary to complete a NI 43-101 technical report, including a compliant resource, for the Lookout Mountain Project by early March 2011;

•

Drill testing of high grade sulfide/refractory lenses within the oxide resource area to better understand the controls and geometry of sulfide mineralization;

•

Metallurgical testing by KCA on core samples to define the heap leach characteristics and process parameters;

•

Channel sampling and bulk sampling within the historic Lookout Mountain pit for bench-scale metallurgical testing;

•

Detailed geologic mapping and sampling to identify and target additional exploration targets on the South Eureka Property but outside of the main Lookout Mountain resource area;

•

Incorporating all collected data into a Preliminary Economic Assessment (PEA) to be completed by early summer 2011.

Timberline’s CEO, Randy Hardy, said, “We are also on track to obtain our Hard Rock Operating Permit at the Butte Highlands JV gold project in Montana by the end of the 3rd quarter of 2011.  Underground development is advancing steadily at the project, and underground definition drilling is expected to begin by the end of November.  Timberline Drilling, our wholly-owned contract drilling subsidiary, is doing an excellent job core drilling at Butte Highlands and South Eureka, and their surface and underground diamond drilling services are increasingly in demand due to their solid reputation of delivering superior customer service and the increased call for drilling at exploration projects and operating mines that are feverishly drilling to replace depleted reserves.  We are looking forward to successfully meeting several significant milestones in 2011, including advancing the exploration programs at our South Eureka Property, gold production at Butte Highlands, and continued operational and financial improvements at Timberline Drilling.”

The Company also announced that with increasing demand for drills and improved drilling margins at Timberline Drilling in the United States, along with an increasingly-difficult operating environment and growing country-related risk in Mexico, they have discontinued their drilling services operation in Mexico which was operated by their wholly-owned Mexican subsidiary, World Wide Exploration, S.A. de C.V. (“WWE”).  All of the drills and related assets of WWE have been repositioned in the United States for

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deployment by Timberline Drilling, including one drill that has already been mobilized for a potentially long-term contract.

Timberline management recently gave a corporate presentation to a large group of investors at the New Orleans Investment Conference and will also be presenting at the San Francisco Hard Assets Conference which will be held at the Marriott Marquis on November 21-22, 2010.  Investors are invited to attend and to visit company management at booth # 416 in the exhibit hall.

Paul Dircksen is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After logging and cutting or dividing the sample intervals in half, the samples were picked up by Inspectorate America Corporation and taken to their lab in Sparks, Nevada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 3 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

About Timberline Resources

Timberline is a U.S.-based exploration/development company with a focus on advanced-stage precious metals properties.  The Company’s management team has a solid track record of achievement in building successful companies and discovering, exploring, and developing economic mineral deposits.  Currently, Timberline is executing an aggressive exploration program at its South Eureka Property, a large drill-tested and highly prospective property in Nevada’s Battle Mountain – Eureka gold trend.  In addition, Timberline has two other business units.  The Company has a 50% carried-to-production interest at the Butte Highlands Joint Venture which is currently in development and targeted to begin gold production in 2011, where the Company has also undertaken additional surface drilling to test the extent of the mineralized zone.  Timberline also has a wholly-owned subsidiary, Timberline Drilling, which provides cash flow to the Company from its underground and surface drilling operations at operating mines and advanced development and exploration projects.

Timberline is listed on the NYSE Amex where it trades under the symbol “TLR” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing of the Company’s continued drill program at Butte Highlands, the timing of assay results from such drilling program being released, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, targeted dates for the South Eureka technical report and PEA, results of the Company’s drilling subsidiaries, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, Executive Chairman

Randal Hardy, CEO
Phone: 208.664.4859

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